                                                                 EXHIBIT (a)(15)

                                 SUPPLEMENT TO
                           OFFER TO PURCHASE FOR CASH
                                       BY
                                ITT CORPORATION
                  UP TO 30,000,000 SHARES OF ITS COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       AT
                              $70.00 NET PER SHARE

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, SEPTEMBER 9, 1997, UNLESS THE OFFER IS EXTENDED.

    ITT Corporation, a Nevada corporation (the "Company"), has offered to purchase up to 30,000,000 shares of its Common Stock, no par value (the "Common Stock"), together with the associated preferred share purchase rights (the "Rights" and, together with the Common Stock, the "Shares") issued pursuant to the Rights Agreement, dated as of November 1, 1995, between the Company and The Bank of New York, at $70.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Company's Offer to Purchase dated July 17, 1997 (the "Offer to Purchase"), as supplemented by this Supplement to the Offer to Purchase, and in the related Letter of Transmittal (which together constitute the "Offer").
                            ------------------------


    In order to facilitate and accelerate calculation of the final proration factor for the Offer, the Company has amended the Offer to remove the procedures for tendering Shares in the Offer by guaranteed delivery. Stockholders may not use the (green) Notice of Guaranteed Delivery previously circulated to tender their Shares and the Depositary will not accept Notices of Guaranteed Delivery. Any tenders in which Shares are not delivered in the manner described herein prior to the expiration of the Offer will not be valid. Because transactions in Shares ordinarily settle three trading days after the transaction, persons who purchase Shares three trading days or a shorter period of time prior to the expiration of the Offer may be unable to tender such Shares in the Offer, unless the purchaser in such transaction has made special arrangements to tender in the Offer, and validly deliver to the Depositary, the Shares purchased in such transaction prior to the expiration of the Offer. A revised Letter of Transmittal in which references to procedures for guaranteed delivery have been deleted is being distributed with this Supplement to the Offer to Purchase. Although tenders using the previously circulated Letter of Transmittal will be accepted and will be valid if all requirements for a valid tender are met, stockholders should ignore any references in the previously circulated Letter of Transmittal to procedures for guaranteed delivery.

    Any stockholder desiring to tender all or any portion of such stockholder's Shares should either (1) complete and sign the (blue) Letter of Transmittal or a facsimile copy thereof in accordance with the instructions in the Letter of Transmittal, have such stockholder's signature thereon guaranteed if required by Instruction 1 to the Letter of Transmittal, mail or deliver the Letter of Transmittal or such facsimile and any other required documents to the Depositary and either deliver the certificate(s) for such Shares to the Depositary along with the Letter of Transmittal or a facsimile copy thereof or deliver such Shares pursuant to the procedure for book-entry transfer set forth in Section 2 under "The Tender Offer" in the Offer to Purchase, as amended by this Supplement to the Offer to Purchase, or (2) request such stockholder's broker, dealer, bank, trust company or other nominee to effect the transaction for such stockholder. A stockholder having Shares registered in the name of a broker, dealer, bank, trust company or other nominee must contact such broker, dealer, bank, trust company or other nominee if such stockholder desires to tender such Shares.
    Questions and requests for assistance or for additional copies of this Supplement to the Offer to Purchase, the Offer to Purchase and the Letter of Transmittal may be directed to the Information Agent or to the Dealer Managers at their respective addresses and telephone numbers set forth on the back cover of this Supplement to the Offer to Purchase.

    NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE COMPANY AS TO WHETHER STOCKHOLDERS SHOULD TENDER OR REFRAIN FROM TENDERING SHARES PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS SUPPLEMENT TO THE OFFER TO PURCHASE, THE OFFER TO PURCHASE OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.
                            ------------------------

                     The Dealer Managers for the Offer are:

                 GOLDMAN, SACHS & CO.                                      LAZARD FRERES & CO. LLC
                    85 Broad Street                                         30 Rockefeller Plaza
               New York, New York 10004                                   New York, New York 10020
                    (800) 323-5678                                             (212) 632-6717


August 27, 1997

TO THE HOLDERS OF COMMON STOCK (INCLUDING THE
ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
OF ITT CORPORATION:

                                  INTRODUCTION

     The following information amends and supplements the Offer to Purchase dated July 17, 1997 (the "Offer to Purchase") of ITT Corporation, a Nevada corporation (the "Company"), relating to the Company's offer to purchase up to 30,000,000 shares of its Common Stock, no par value (the "Common Stock"), together with the associated preferred share purchase rights (the "Rights" and, together with the Common Stock, the "Shares") issued pursuant to the Rights Agreement dated as of November 1, 1995 (the "Rights Agreement"), between the Company and The Bank of New York, as Rights Agent, at a price of $70.00 per Share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase, as amended and supplemented by this Supplement to the Offer to Purchase, and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer").

     Except as expressly modified by this Supplement to the Offer to Purchase, the terms and conditions previously set forth in the Offer to Purchase and the related Letter of Transmittal remain applicable in all respects to the Offer, and this Supplement to the Offer to Purchase should be read in conjunction with the Offer to Purchase. Unless the context requires otherwise, terms not defined herein have the meanings ascribed to them in the Offer to Purchase.


     IN ORDER TO FACILITATE AND ACCELERATE CALCULATION OF THE FINAL PRORATION FACTOR FOR THE OFFER, THE COMPANY HAS AMENDED THE OFFER TO REMOVE THE PROCEDURES FOR TENDERING SHARES IN THE OFFER BY GUARANTEED DELIVERY. STOCKHOLDERS MAY NOT USE THE (GREEN) NOTICE OF GUARANTEED DELIVERY PREVIOUSLY CIRCULATED TO TENDER THEIR SHARES AND THE DEPOSITARY WILL NOT ACCEPT NOTICES OF GUARANTEED DELIVERY. A REVISED LETTER OF TRANSMITTAL IN WHICH REFERENCES TO PROCEDURES FOR GUARANTEED DELIVERY HAVE BEEN DELETED IS BEING DISTRIBUTED WITH THIS SUPPLEMENT TO THE OFFER TO PURCHASE. ALTHOUGH TENDERS USING THE PREVIOUSLY CIRCULATED LETTER OF TRANSMITTAL WILL BE ACCEPTED AND WILL BE VALID IF ALL REQUIREMENTS FOR A VALID TENDER ARE MET, STOCKHOLDERS SHOULD IGNORE ANY REFERENCES IN THE PREVIOUSLY CIRCULATED LETTER OF TRANSMITTAL TO PROCEDURES FOR GUARANTEED DELIVERY. ANY TENDERS IN WHICH SHARES ARE NOT DELIVERED IN THE MANNER DESCRIBED HEREIN PRIOR TO THE EXPIRATION OF THE OFFER WILL NOT BE VALID. BECAUSE TRANSACTIONS IN SHARES ORDINARILY SETTLE THREE TRADING DAYS AFTER THE TRANSACTION, PERSONS WHO PURCHASE SHARES THREE TRADING DAYS OR A SHORTER PERIOD OF TIME PRIOR TO THE EXPIRATION OF THE OFFER MAY BE UNABLE TO TENDER SUCH SHARES IN THE OFFER, UNLESS THE PURCHASER IN SUCH TRANSACTION HAS MADE SPECIAL ARRANGEMENTS TO TENDER IN THE OFFER, AND VALIDLY DELIVER TO THE DEPOSITARY, SHARES PURCHASED IN SUCH TRANSACTION PRIOR TO THE EXPIRATION OF THE OFFER. PROCEDURES FOR TENDERING SHARES ARE SET FORTH IN
SECTION 3 UNDER THE "THE TENDER OFFER" IN THIS SUPPLEMENT TO THE OFFER TO PURCHASE.


     Neither the Company nor its Board of Directors makes any recommendation as to whether any stockholder should tender any or all of such stockholder's Shares pursuant to the Offer. Each stockholder must make its own decision whether to tender Shares and, if so, how many Shares to tender.

     The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions including receipt of financing on acceptable terms, satisfaction of all conditions to consummation of the Destinations Distribution (as defined in the Offer to Purchase) (other than in respect of the Offer) and the Company being satisfied, in its reasonable discretion, that there exists no significant impediment, or material likelihood of a significant impediment, to the timely consummation of the Destinations Distribution on substantially the terms described in the Offer to Purchase. See Section 11 under "The Tender Offer" in this Supplement to the Offer to Purchase. The Company intends to terminate the Offer if Hilton Hotels Corporation ("Hilton") or any affiliate of Hilton acquires a material number of Shares pursuant to the Hilton Offer (as defined herein) or otherwise or if any of Hilton's nominees are elected to the Board of Directors of the Company.

     The Company has been advised that none of its directors or executive officers intends to tender any Shares pursuant to the Offer.


     On January 31, 1997, HLT Corporation ("HLT"), a wholly owned subsidiary of Hilton, commenced a tender offer (the "Hilton Offer") to purchase 61,145,475 Shares, approximately 50.1% of the outstanding

Shares, at a purchase price of $55 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in HLT's Offer to Purchase dated January 31, 1997 (the "Hilton Offer to Purchase"). According to the Hilton Offer to Purchase, Hilton stated that if the Hilton Offer were successful, Hilton intended to consummate a merger (the "Proposed Squeeze Out Merger" and, together with the Hilton Offer, the "Hilton Transaction") pursuant to which all Shares not tendered and purchased pursuant to the Hilton Offer (other than Shares owned by Hilton and its subsidiaries or held in the Company's treasury) would be converted into the right to receive a number of shares of Hilton common stock, par value $2.50 per share ("Hilton Common Stock"), having a nominal value of $55 per Share, subject to unspecified collar provisions. On August 7, 1997, Hilton amended the Hilton Offer to increase the offered purchase price to $70 per Share and to indicate that each Share not tendered pursuant to the Hilton Offer would be converted in the Proposed Squeeze Out Merger into the right to receive the number of shares of Hilton Common Stock having a nominal value of $70 per Share, subject to unspecified collar provisions. If Hilton were to acquire control of the Company, pursuant to the Hilton Offer, the election of Hilton's nominees as a majority of the Board of Directors of the Company or otherwise, the Company believes Hilton would thereafter seek to cause the Company to terminate the Offer and abandon the Comprehensive Plan. The Hilton Offer is subject to a number of conditions specified in the Hilton Offer to Purchase. Any Shares tendered by stockholders of the Company pursuant to the Hilton Offer may be withdrawn by the tendering stockholders at any time prior to the expiration of the Hilton Offer, which is presently scheduled for Friday, August 29, 1997. See "Background and Purpose of the Offer" in the Offer to Purchase.


     At a meeting held on August 14, 1997, the Board of Directors of the Company reassessed the Hilton Transaction in light of developments since July 15, including the Comprehensive Plan, and unanimously reaffirmed its conclusion that the Hilton Transaction, including the Hilton Offer, is inadequate and not in the best interests of the Company. Accordingly, the Board continues to unanimously recommend that the stockholders of the Company reject the Hilton Transaction and not tender their Shares pursuant to the Hilton Offer or take any other action to facilitate the Hilton Offer. The Board's recommendation is set forth in more detail in Amendment No. 29 to the Company Schedule 14D-9 which has been filed with the Commission and is available in the manner set forth under "Available Information" in Section 7 under "The Tender Offer" in the Offer to Purchase.

                      BACKGROUND AND PURPOSE OF THE OFFER

     The discussion set forth in "Background and Purpose of the Offer" in the Offer to Purchase is hereby amended and supplemented as follows.

COMPREHENSIVE PLAN

     On August 11, 1997, the Company commenced its previously announced Debt Tender Offer for $2 billion aggregate principal amount of its debt securities at prices, and on terms and conditions, specified in its Offer to Purchase dated August 11, 1997. The Debt Tender Offer is currently scheduled to expire at 5:00 p.m., New York City time, on Tuesday, September 9, 1997, unless extended by the Company.

CERTAIN LITIGATION RELATING TO THE HILTON TRANSACTION


     On July 25, 1997, in Hilton Hotels Corp., et al. v. ITT Corp., et al., CV-S-97-95-PMP(RLH), Hilton filed a Memorandum of Points and Authorities in Opposition to the Company's motion filed on July 2, 1997, to dismiss certain counts included in the First Amended and Supplemental Hilton Complaint or, in the alternative, for partial summary judgment. On August 5, 1997, the Company filed with the court a reply memorandum of points and authorities in support of the Company's motion to dismiss counts III-VII of the First Amended and Supplemental Hilton Complaint.



     On July 31, 1997, in ITT Corp. et al. v. Hilton Hotels Corp., et al., CV-S-97-00893-PMP (RLH) ("ITT v. Hilton"), Hilton filed a Memorandum of Points and Authorities in response to the Company's motion for a speedy hearing on the Company's declaratory judgment complaint regarding the Comprehensive Plan asking the court to rule that it is premature to determine an appropriate schedule for a hearing. On August 5, 1997, Hilton filed answers and counterclaims (the "Hilton Answer and Counterclaims") with the court in respect of the Company's declaratory judgment complaint, claiming, among other things, that the

Company's Board of Directors has breached its fiduciary duties and that the Company has made material misstatements and omissions.



     On August 25, 1997, in ITT v. Hilton, Hilton filed a motion for injunctive and preliminary relief seeking, among other things, to enjoin the Company from proceeding with the Comprehensive Plan. Hilton requested a hearing date during the week of September 22, 1997 for its motion. On August 26, 1997, the Company filed a response to Hilton's request for a hearing during the week of September 22, contending that Hilton is not entitled to seek preliminary injunctive relief at this stage and, in the alternative, requesting that a hearing on Hilton's motion be scheduled during the week of September 8.


     On July 31, 1997, the plaintiffs in the purported class action suit captioned Taub, et. al. v. Araskog, et. al., CV-S-97-00106, filed an Opening Memorandum of Points and Authorities in Response to the Company Complaint, pursuant to which such plaintiffs informed the court that such plaintiffs consider that when the Hilton Offer is compared to the Comprehensive Plan, the Comprehensive Plan better serves the interests of the Company's stockholders.


     Copies of the foregoing memorandum and response filed by the Company and the memorandum filed by the plaintiffs in Taub, are filed as exhibits to the Company Schedule 14D-9. Copies of the memoranda, answers and counterclaims and motion filed by Hilton are filed as exhibits to the Hilton 14D-1. Copies of all such documents may be examined and copies thereof may be obtained as set forth under "Additional Information" in Section 7 under "The Tender Offer" in the Offer to Purchase.


                                THE TENDER OFFER

2.  PROCEDURE FOR TENDERING SHARES AND RIGHTS

     Section 2 under "The Tender Offer" in the Offer to Purchase is amended and restated in its entirety as follows:

     VALID TENDER. For a stockholder validly to tender Shares pursuant to the Offer, a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message (as defined below), and any other required documents, must be received by the Depositary at one of its addresses set forth on the back cover of this Supplement to the Offer to Purchase prior to the Expiration Date and either certificates for tendered Shares must be received by the Depositary at one of such addresses or such Shares must be delivered pursuant to the procedures for book-entry transfer set forth below (and a Book-Entry Confirmation (as defined below) received by the Depositary), in each case prior to the Expiration Date.

     The Depositary has established accounts with respect to the Shares at The Depository Trust Company and the Philadelphia Depository Trust Company (the "Book-Entry Transfer Facilities") for purposes of the Offer. Any financial institution that is a participant in any of the Book-Entry Transfer Facilities' systems may make book-entry delivery of Shares by causing a Book-Entry Transfer Facility to transfer such Shares into the Depositary's account in accordance with such Book-Entry Transfer Facility's procedures for such transfer. However, although delivery of Shares may be effected through book-entry transfer into the Depositary's account at a Book-Entry Transfer Facility, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined below), and any other required documents, must, in any case, be transmitted to, and received by, the Depositary at one of its addresses set forth on the back cover of this Supplement to the Offer to Purchase prior to the Expiration Date. The confirmation of a book-entry transfer of Shares into the Depositary's account at a Book-Entry Transfer Facility as described above is referred to herein as a "Book-Entry Confirmation." DELIVERY OF DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH SUCH BOOK-ENTRY TRANSFER FACILITY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

     The term "Agent's Message" means a message transmitted by a Book-Entry Transfer Facility to, and received by, the Depositary and forming a part of a Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry

Transfer Facility tendering the Shares, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against the participant.

     THE METHOD OF DELIVERY OF SHARES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH ANY BOOK-ENTRY TRANSFER FACILITY, IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. SHARES WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     SIGNATURE GUARANTEES. No signature guarantee is required on the Letter of Transmittal (a) if the Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Section, includes any participant in any of the Book-Entry Transfer Facilities' systems whose name appears on a security position listing as the owner of the Shares) of Shares tendered therewith and such registered holder has not completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Payment Instructions" on the Letter of Transmittal or (b) if such Shares are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each an "Eligible Institution"). In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. See Instructions 1 and 5 to the Letter of Transmittal. If the certificates for Shares are registered in the name of a person other than the signer of the Letter of Transmittal, or if payment is to be made or certificates for Shares not tendered or not accepted for payment are to be returned to a person other than the registered holder of the certificates surrendered, the tendered certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holders or owners appear on the certificates, with the signatures on the certificates or stock powers guaranteed as aforesaid. See Instructions 1 and 5 to the Letter of Transmittal.


     GUARANTEED DELIVERY. The Company has amended the Offer to remove the procedures for tendering Shares in the Offer by guaranteed delivery, and the section entitled "Guaranteed Delivery" in Section 2 under "The Tender Offer" in the Offer to Purchase is deleted in its entirety. STOCKHOLDERS MAY NOT USE THE (GREEN) NOTICE OF GUARANTEED DELIVERY PREVIOUSLY CIRCULATED TO TENDER THEIR SHARES AND THE DEPOSITARY WILL NOT ACCEPT NOTICES OF GUARANTEED DELIVERY. ANY TENDERS IN WHICH SHARES ARE NOT DELIVERED IN THE MANNER DESCRIBED ABOVE PRIOR TO THE EXPIRATION OF THE OFFER WILL NOT BE VALID. Because transactions in Shares ordinarily settle three trading days after the transaction, persons who purchase Shares three trading days or a shorter period of time prior to the expiration of the Offer may be unable to tender such Shares in the Offer, unless the purchaser in such transaction has made special arrangements to tender in the Offer, and validly deliver to the Depositary, Shares purchased in such transaction prior to the expiration of the Offer. A revised Letter of Transmittal in which references to procedures for guaranteed delivery have been deleted is being distributed with this Supplement to the Offer to Purchase. Although tenders using the previously circulated version of the Letter of Transmittal will be accepted and will be valid if all requirements for a valid tender are met, stockholders should ignore any references in the previously circulated Letter of Transmittal to procedures for guaranteed delivery.


     The Company has removed the procedures for guaranteed delivery in order to facilitate and accelerate calculation of the final proration factor for the Offer.

     Notwithstanding any other provision hereof, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates for (or a timely Book-Entry Confirmation with respect to) such Shares, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and (c) any other documents required by the Letter of Transmittal. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE COMPANY, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

     The valid tender of Shares pursuant to one of the procedures described above will constitute a binding agreement between the tendering stockholder and the Company upon the terms and subject to the conditions of the Offer.


     OPTIONS. As of August 15, 1997, 9,087,229 Shares were reserved for issuance pursuant to exercise of Options. The Company is not offering to purchase any of the Options. Holders of Options who wish to participate in the Offer must first exercise such Options, in accordance with the terms and provisions thereof. NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY HOLDER OF OPTIONS AS TO WHETHER TO EXERCISE ANY OR ALL SUCH OPTIONS OR AS TO WHETHER TO TENDER ANY OR ALL SHARES ISSUABLE UPON SUCH EXERCISE.


     ITT 401(k) RETIREMENT SAVINGS PLAN. Participants in the ITT 401(k) Retirement Savings Plan (the "401(k) Plan") who wish to tender Shares allocated to their accounts under the 401(k) Plan must so indicate by following the procedures set forth in the notice to be furnished to such participants by the trustee of the 401(k) Plan. Such participants may not use the Letter of Transmittal to tender the Shares held for their account under the 401(k) Plan but must follow the separate procedures referred to above. Shares held by the 401(k) Plan and allocated to participants' accounts for which no instructions are received will not be tendered into the Offer.

     TENDERING STOCKHOLDER'S REPRESENTATION AND WARRANTY; COMPANY'S ACCEPTANCE CONSTITUTES AN AGREEMENT. It is a violation of Rule 14e-4 promulgated under the Exchange Act for a person acting alone or in concert with others, directly or indirectly, to tender Shares for such person's own account unless at the time of tender and at the Expiration Date such person has a "net long position" equal to or greater than the amount tendered in (i) the Shares and will deliver or cause to be delivered such Shares for the purpose of such tender to the Company within the period specified in the Offer or (ii) other securities immediately convertible into, exercisable for or exchangeable into Shares ("Equivalent Securities") and, upon the acceptance of such tender, will acquire such Shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such Shares so acquired for the purpose of such tender to the Company within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Shares made pursuant to any method of delivery set forth herein will constitute the tendering stockholder's representation and warranty to the Company that (i) such stockholder has a "net long position" in Shares or Equivalent Securities being tendered within the meaning of the Rule 14e-4 and
(ii) such tender of Shares complies with Rule 14e-4. The Company's acceptance for payment of Shares tendered pursuant to the Offer will constitute a binding agreement between the tendering stockholder and the Company upon the terms and subject to the conditions of the Offer.

     DETERMINATION OF VALIDITY. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Shares will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any or all tenders determined by it not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the tender of any Shares of any particular stockholder whether or not similar defects or irregularities are waived in the case of other stockholders. No tender of Shares will be deemed to have been validly made until all defects or irregularities relating thereto have been cured or waived. Tenders of Shares will not be valid unless the Shares are delivered to the Depositary pursuant to one of the procedures set forth above prior to the expiration of the Offer. None of the Company, the Depositary, the Information Agent, the Dealer Managers or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. The Company's interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding.

     BACKUP WITHHOLDING. In order to avoid "backup withholding" of Federal income tax on payments of cash pursuant to the Offer, a stockholder tendering Shares in the Offer must, unless an exemption applies, provide the Depositary with such stockholder's correct taxpayer identification number ("TIN") on a

Substitute Form W-9 and certify under penalties of perjury that such TIN is correct and that such stockholder is not subject to backup withholding. If a stockholder does not provide such stockholder's correct TIN or fails to provide the certifications described above, the Internal Revenue Service (the "IRS") may impose a penalty on such stockholder and payment of cash to such stockholder pursuant to the Offer may be subject to backup withholding of 31%. All stockholders surrendering Shares pursuant to the Offer should complete and sign the main signature form and the Substitute Form W-9 included as part of the Letter of Transmittal to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the Company and the Depositary). Certain stockholders (including, among others, all corporations and certain foreign individuals and entities) are not subject to backup withholding. Noncorporate foreign stockholders should complete and sign the main signature form and a Form W-8, Certificate of Foreign Status, a copy of which may be obtained from the Depositary, in order to avoid backup withholding. See Instruction 9 to the Letter of Transmittal.

7.  CERTAIN INFORMATION CONCERNING THE COMPANY

     Section 7 under "The Tender Offer" in the Offer to Purchase is amended and supplemented as follows:

     BUSINESS DEVELOPMENTS.

     On August 1, 1997, Sheraton entered into an agreement in principle with Davis Gaming, L.L.C. ("Davis Gaming"), a Delaware limited liability company owned by Marvin Davis, to form two 50/50 joint ventures to own The Desert Inn Resort and Casino (the "Desert Inn") in Las Vegas, Nevada, and the 34 acre parcel of land adjacent to the Desert Inn. The Desert Inn and the 34 acre parcel of land are currently owned by a subsidiary of the Company. Under the terms of the agreement in principle, the Company will receive $250 million in cash, including a $150 million cash payment from Davis Gaming and $100 million from the proceeds of new debt issued by the Desert Inn joint venture. The Company, through its Caesars World, Inc. subsidiary, will manage the Desert Inn for a period of ten years with an option to extend the management contract for an additional ten-year period. Over the next two years, the joint venture partners intend to consider the feasibility of developing a new hotel and casino on the 34 acre parcel. Should the decision be made to proceed, Sheraton will also manage the new property. At the insistence of Davis Gaming, the transaction documentation will include certain "change of control" provisions similar to those which have been included in other transactions since the commencement of the Hilton Offer.

     The transaction, which is subject to the execution of definitive agreements, due diligence and certain other customary closing conditions, is expected to be completed by November 1, 1997. The Company's rights under the transaction will be retained by Destinations, the subsidiary of the Company that will hold the Company's hotels and gaming business, after completion of the Distributions.

     ITT DESTINATIONS, INC. SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION. Set forth below is certain selected consolidated financial information of Destinations which has been derived from Destinations' audited consolidated financial statements as of and for the three years ended December 31, 1996, and Destinations' unaudited consolidated financial statements as of and for the two years ended December 31, 1993 and for the six months ended June 30, 1997 and 1996 and as of June 30, 1997. The financial and operating data set forth below reflect the discontinuance of the Company's information services segment, which includes the Company's telephone directories publishing business (ITT World Directories) and post-secondary technical education business (ITT Educational). The following financial and operating data should be read in conjunction with Destinations' Consolidated Financial Statements and related Notes thereto set forth as Annex A to the Offer to Purchase and hereto.


                             ITT DESTINATIONS, INC.

                SELECTED HISTORICAL FINANCIAL AND OPERATING DATA
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                     SIX MONTHS
                                                   ENDED JUNE 30,              YEARS ENDED DECEMBER 31,
                                                  -----------------   ------------------------------------------
                                                   1997       1996     1996     1995     1994     1993     1992
                                                  ------     ------   ------   ------   ------   ------   ------
INCOME STATEMENT DATA:
Revenues......................................... $2,815     $2,740   $5,718   $5,396   $3,876   $3,184   $3,109
Income (loss) from continuing operations before
  accounting changes(1).......................... $  259     $   86   $  183   $  117   $   44   $  (38)  $  (68)
Earnings (loss) per share from continuing
  operations before accounting changes(1)........ $ 2.19     $  .72   $ 1.55   $  .98   $  .37   $ (.32)  $ (.58)
OPERATING DATA:
Operating income (loss).......................... $  159     $  232   $  499   $  394   $  139   $  (35)  $  (84)
EBITDA (2)....................................... $  293     $  346   $  746   $  617   $  245   $   58   $  (19)
Cash from continuing operating activities........ $    1     $  108   $  377   $  400   $  164   $   67   $   10
Number of Employees (in thousands)...............     33         34       33       34       21       14       14


                                                                                  AT DECEMBER 31,
                                                       AT JUNE 30,   ------------------------------------------
                                                          1997        1996     1995     1994     1993     1992
                                                       -----------   ------   ------   ------   ------   ------
BALANCE SHEET DATA:
Total assets.........................................    $ 8,120     $8,922   $8,225   $4,873   $3,629   $3,131
Long-term debt, including allocated debt and capital
  leases.............................................    $ 1,789     $2,893   $2,634   $  599   $  169   $  186


---------------

(1) Excluding several one-time items and the results of certain assets held for sale, income from continuing operations and earnings per share from continuing operations for the first six months of 1997 were $99 and $0.83, respectively, compared with $83 and $0.69, respectively, for the first six months of 1996. These comparable year-over-year results represent increases of 19% and 20% in income from continuing operations and earnings per share from continuing operations, respectively. The one-time items reflected in these results include (i) a $183 pre-tax gain on the sale of 7.5 million shares of Alcatel Alsthom, (ii) a $200 pre-tax gain on the sale of the Company's 39.8% ownership interest in MSG, (iii) a $58 pre-tax charge in connection with the restructuring of the Company's World Headquarters operations and (iv) a $29 pre-tax charge for costs associated with the Hilton Offer.



(2) EBITDA, as defined herein, is presented here as an alternative measure of Destinations' ability to generate cash flow and should not be construed as an alternative to operating income or to cash flows from operating activities (which have been determined in accordance with generally accepted accounting principles). EBITDA was computed above as earnings before interest, taxes, depreciation, amortization, gains on asset sales and miscellaneous expense, net. Management believes the EBITDA information presented supplementally allows for a more complete analysis of results of operations. Because of the significance of items excluded in determining EBITDA, this information should not be considered as an alternative to any measure of performance or liquidity nor should it be considered as an indicator of the overall financial performance of Destinations.

     ITT CORPORATION SELECTED CONSOLIDATED HISTORICAL FINANCIAL
INFORMATION. Set forth below is certain selected consolidated financial information of the Company which has been derived from the Company's audited consolidated financial statements as of and for the three years ended December 31, 1996 and the Company's unaudited consolidated financial statements as of and for the two years ended December 31, 1993 and for the six months ended June 30, 1997 and 1996 and as of June 30, 1997. The financial and operating data set forth below reflect the remaining telephone directories publishing business of the Company (ITT World Directories) after the Distributions. The following financial and operating data should be read in conjunction with the Company's Consolidated Financial Statements and related Notes thereto set forth in Annex B to the Offer to Purchase and hereto.


                                ITT CORPORATION

                SELECTED HISTORICAL FINANCIAL AND OPERATING DATA
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                    SIX MONTHS
                                                       ENDED
                                                     JUNE 30,          YEARS ENDED DECEMBER 31,
                                                   -------------   --------------------------------
                                                   1997    1996    1996   1995   1994   1993   1992
                                                   -----   -----   ----   ----   ----   ----   ----
INCOME STATEMENT DATA:
Revenues.......................................... $ 276   $ 291   $647   $654   $646   $817   $993
Income before accounting changes.................. $  15   $  26   $ 54   $ 21   $ 23   $ 68   $ 62
Earnings per share before accounting changes...... $ .13   $ .21   $.46   $.18   $.20   $.58   $.53
OPERATING DATA:
Operating income.................................. $  83   $ 103   $208   $160   $141   $161   $104
EBITDA(1)......................................... $  91   $ 111   $224   $177   $153   $171   $113
Cash from operating activities.................... $  16   $  21   $ 58   $ 85   $ 10   $ 80   $116
Number of employees (in thousands)................     2       2      2      2      2      2      2



                                                                       AT DECEMBER 31,
                                          AT JUNE 30,     ------------------------------------------
                                             1997          1996      1995     1994     1993     1992
                                          -----------     ------     ----     ----     ----     ----
BALANCE SHEET DATA:
Total assets............................    $   459       $  510     $519     $391     $385     $480
Allocated debt..........................    $ 1,000       $1,000     $941     $ --     $ --     $ --


---------------

(1) EBITDA, as defined herein, is presented here as an alternative measure of the Company's ability to generate cash flow and should not be construed as an alternative to operating income or to cash flows from operating activities (which have been determined in accordance with generally accepted accounting principles). EBITDA was computed above as earnings before interest, taxes, depreciation, amortization, gains on asset sales and miscellaneous expense, net. Management believes the EBITDA information presented supplementally allows for a more complete analysis of results of operations. Because of the significance of items excluded in determining EBITDA, this information should not be considered as an alternative to any measure of performance or liquidity nor should it be considered as an indicator of the overall financial performance of the Company.

     ITT EDUCATIONAL SERVICES, INC. SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION. Set forth below is certain selected consolidated financial information of ITT Educational for the five years ended December 31, 1996, and the six months ended June 30, 1997 and 1996. The financial information has been derived from the audited consolidated financial statements included in ITT Educational's Annual Report on Form 10-K for the year ended December 31, 1996 (the "ITT Educational 10-K") and ITT Educational's Quarterly Report on Form 10-Q for the six months ended June 30, 1997 (the "ITT Educational 10-Q" and, together with the ITT Educational 10-K, the "ITT Educational Reports") and other information and data contained in ITT Educational Reports. Such data should be read in conjunction with the consolidated financial statements, related notes and other financial information contained in the ITT Educational Reports. More comprehensive financial information is included in such reports and the financial information which follows is qualified in its entirety by reference to such reports and all of the financial statements and related notes contained therein, copies of which are available for inspection and may be obtained in the manner set forth under "Available Information" in Section 7 under "The Tender Offer" in the Offer to Purchase.


                         ITT EDUCATIONAL SERVICES, INC.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                               SIX MONTHS
                                                 ENDED
                                                JUNE 30,            YEARS ENDED DECEMBER 31,
                                              ------------    ------------------------------------
                                              1997    1996    1996    1995    1994    1993    1992
                                              ----    ----    ----    ----    ----    ----    ----
INCOME STATEMENT DATA:
Revenues....................................  $123    $109    $232    $202    $187    $169    $155
Income before accounting changes............  $  7    $  5    $ 15    $ 11    $  7    $  8    $  7
Earnings per share before accounting
  changes...................................  $.26    $.19    $.55    $.42    $.32    $.37    $.32

OPERATING DATA:
Operating income............................  $  9    $  7    $ 21    $ 14    $ 12    $ 14    $ 12
EBITDA(1)...................................  $ 13    $ 11    $ 28    $ 22    $ 19    $ 20    $ 18
Cash from operating activities..............  $  5    $  2    $ 26    $ 19    $ 23    $ 22    $ 17
Number of employees (in thousands)..........     2       2       2       2       2       2       2


                                                                            AT DECEMBER 31,
                                                   AT JUNE 30,    ------------------------------------
                                                      1997        1996    1995    1994    1993    1992
                                                   -----------    ----    ----    ----    ----    ----
BALANCE SHEET DATA:
Total assets.....................................     $ 139       $136    $114    $103    $87     $69

---------------

(1) EBITDA, as defined herein, is presented here as an alternative measure of ITT Educational's ability to generate cash flow and should not be construed as an alternative to operating income or to cash flows from operating activities (which have been determined in accordance with generally accepted accounting principles). EBITDA was computed above as earnings before interest, taxes, depreciation, amortization, gains on asset sales and miscellaneous expense, net. Management believes the EBITDA information presented supplementally allows for a more complete analysis of results of operations. Because of the significance of items excluded in determining EBITDA, this information should not be considered as an alternative to any measure of performance or liquidity nor should it be considered as an indicator of the overall financial performance of ITT Educational.

     ITT DESTINATIONS, INC. SELECTED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION. The following selected unaudited consolidated pro forma financial information of Destinations gives effect to the purchase of the Shares pursuant to the Offer, the Debt Tender Offer and related borrowings by the Company and Destinations, and certain asset sales, as if such transactions had occurred on June 30, 1997, and December 31, 1996, for Balance Sheet data and as of January 1, 1997 and January 1, 1996, for Income Statement data. The selected unaudited consolidated pro forma information should be read in conjunction with the selected consolidated financial information for Destinations set forth as Annex A to the Offer to Purchase and hereto and does not purport to be indicative of the results that would actually have been obtained had the purchase of the Shares pursuant to the Offer, the Debt Tender Offer and the related borrowings been completed at the dates indicated or that may be obtained in the future.


                             ITT DESTINATIONS, INC.

                        SELECTED UNAUDITED CONSOLIDATED
                        PRO FORMA FINANCIAL INFORMATION
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                   SIX MONTHS ENDED                 YEAR ENDED
                                                     JUNE 30, 1997               DECEMBER 31, 1996
                                               -------------------------     -------------------------
                                               ACTUAL     AS ADJUSTED(a)     ACTUAL     AS ADJUSTED(a)
                                               ------     --------------     ------     --------------
INCOME STATEMENT DATA:
Revenues.....................................  $2,815         $2,815         $5,718         $5,718
Income from continuing operations............  $  259         $   57         $  183         $  131
Earnings per share from continuing
  operations.................................  $ 2.19         $ 0.65         $ 1.55         $ 1.48



                                                   AT JUNE 30, 1997            AT DECEMBER 31, 1996
                                               -------------------------     -------------------------
                                               ACTUAL     AS ADJUSTED(a)     ACTUAL     AS ADJUSTED(a)
                                               ------     --------------     ------     --------------
BALANCE SHEET DATA:
Long-term debt, including allocated debt and
  capital leases.............................  $2,192         $4,187         $2,893         $3,558


---------------

(a) Gives effect to (i) the Distributions, (ii) the repurchase of 30 million shares of common stock for $2.1 billion (iii) the Debt Tender Offer, (iv) related borrowings, (v) the sale of the Company's interest in WBIS+, Alcatel Alsthom and Madison Square Garden, L.P. and (vi) an increase in interest expense due to the greater leverage of Destinations.

     ITT CORPORATION SELECTED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION. The following selected unaudited consolidated pro forma financial information of the Company gives effect to the purchase of the Shares pursuant to the Offer, the Debt Tender Offer and related borrowings by the Company and Destinations, the Strategic Investment and the purchase by the Company of the 20% minority interest in World Directories, as if such transactions had occurred on June 30, 1997, and December 31, 1996, for Balance Sheet data and as of January 1, 1997 and January 1, 1996 for Income Statement data. The selected unaudited consolidated pro forma information should be read in conjunction with the selected consolidated financial information for the Company set forth as Annex B to the Offer to Purchase and hereto and does not purport to be indicative of the results that would actually have been obtained had the purchase of the Shares pursuant to the Offer, the Debt Tender Offer and the related borrowings been completed at the dates indicated or that may be obtained in the future.


                                ITT CORPORATION

                        SELECTED UNAUDITED CONSOLIDATED
                        PRO FORMA FINANCIAL INFORMATION
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                     SIX MONTHS ENDED               YEAR ENDED
                                                       JUNE 30, 1997             DECEMBER 31, 1996
                                                 -------------------------   -------------------------
                                                 ACTUAL     AS ADJUSTED(a)   ACTUAL     AS ADJUSTED(a)
                                                 ------     --------------   ------     --------------
INCOME STATEMENT DATA:
  Revenues.....................................  $  276         $  276       $  647         $  647
  Income.......................................  $   15         $    5       $   54         $   37
  Earnings per share...........................  $ 0.13         $ 0.04       $ 0.46         $ 0.37



                                                     AT JUNE 30, 1997          AT DECEMBER 31, 1996
                                                 -------------------------   -------------------------
                                                 ACTUAL     AS ADJUSTED(a)   ACTUAL     AS ADJUSTED(a)
                                                 ------     --------------   ------     --------------
BALANCE SHEET DATA:
  Long-term debt, including allocated debt.....  $1,050         $1,000       $1,000         $1,050


---------------

(a) Gives effect to (i) the Distributions, (ii) the repurchase of 30 million shares of common stock for $2.1 billion, (iii) related borrowings, (iv) an increase in interest expense due to the greater leverage of the Company, (v) an increase in the effective tax rate which assumes the benefits of interest allocation had been limited to the Company's ability to deduct them on its separate U.S. Federal tax return, (vi) the Company's purchase of the 20% minority interest in ITT World Directories from BellSouth Corporation and
    (vii) consummation of the Strategic Investment by CD&R for 32.9% of the outstanding Shares after the Distributions.



8.  SOURCE AND AMOUNT OF FUNDS


     Section 8 under "The Tender Offer" in the Offer to Purchase is amended and restated in its entirety, and the discussion set forth in "Background and Purpose of the Offer" in the Offer to Purchase is hereby amended and supplemented, as follows:


     The Company estimates that the total amount of funds required to purchase 30,000,000 Shares pursuant to the Offer and to pay fees and expenses related to the Offer will be approximately $2.1 billion. The Company plans to finance the various elements of the Comprehensive Plan through a combination of available cash, approximately $1.275 billion of proceeds from borrowings under new bank credit facilities and the issuance of debt securities by ITT ISI and the subsidiaries it will have after the Distributions and $3.3 billion comprised of
(a) cash received from Destinations as consideration (along with additional shares of common stock of Destinations) for certain assets contributed to Destinations prior to the Distributions (the "First Payment"), (b) the proceeds from a cash dividend from Destinations (the "Second Payment") and (c) the proceeds from an additional cash dividend from Destinations (the "Third Payment"). Destinations plans to finance the First,

Second and Third Payments under new credit facilities to be put in place for it. The Company has received a letter from The Chase Manhattan Bank ("Chase") and Chase Securities Inc. ("CSI") stating that they are highly confident that they will be able to arrange borrowings for Destinations and ITT ISI and its subsidiaries (collectively, the "Credit Facilities") in amounts sufficient to consummate the Offer and the other elements of the Comprehensive Plan.


     The Company has also received commitment letters from Chase and CSI (the "Commitment Letters") whereby CSI has agreed to structure, arrange and syndicate credit facilities, and Chase has committed to provide a portion of such facilities, in aggregate principal amounts of (a) $5 billion for Destinations (the "Destinations Facilities"), (b) $385 million for ITT Promedia CVA ("Promedia"), a Belgian company and an indirect, wholly owned subsidiary of the Company (the "Promedia Facilities"), and (c) $270 million for ITT Publimedia B.V. ("Publimedia"), a Dutch company and wholly owned subsidiary of Promedia (the "Publimedia Facilities"). The terms of definitive agreements for the Destinations Facilities, the Promedia Facilities and the Publimedia Facilities have not yet been finalized. The following is a summary of the anticipated principal terms of such facilities based upon the Commitment Letters. This summary is subject to completion of definitive agreements and is qualified in its entirety by reference to the Commitment Letters, which are filed as exhibits to the Schedule 13E-4, of which the Offer to Purchase and this Supplement to the Offer to Purchase are also exhibits.



     The $5 billion Destinations Facilities will include (a) a $1.5 billion
2- 1/2-year term loan facility and a $2.5 billion 5-year term loan facility, each to be fully drawn at closing, and (b) a $1 billion 5-year revolving credit facility. Chase has committed to provide up to $500 million of these facilities and agreed to use commercially reasonable efforts to syndicate the balance. Loans under the Destinations Facilities will be prepayable at any time and will be subject to mandatory prepayment in certain circumstances (i) upon the incurrence of certain indebtedness, (ii) upon the sale or disposition of certain assets and (iii) in an amount equal to 50% of Destinations' excess cash flow. The Destinations Facilities will be guaranteed by each of Destinations' direct and indirect domestic subsidiaries other than gaming subsidiaries. The Destinations Facilities will be secured by a perfected first priority security interest in all of Destinations' and its subsidiaries' (other than gaming subsidiaries) tangible (other than mortgages on real property) and intangible assets (including, without limitation, the Sheraton reservation system, each of the Sheraton franchise agreements and intellectual property (including the Sheraton trademark)) and all the capital stock and intercompany obligations of each of Destinations' direct and indirect domestic subsidiaries (excluding gaming subsidiaries) and 66% of the capital stock and all the intercompany obligations of first-tier foreign subsidiaries. In addition, the Destinations Facilities will contain (a) customary affirmative covenants, (b) financial covenants that will require Destinations to maintain certain financial ratios and (c) negative covenants that will limit the ability of Destinations and its subsidiaries to incur indebtedness, liens, pledges and guarantees, to consummate mergers, consolidations, liquidations, dissolutions and certain sales of assets, to enter certain leases and sale and leaseback transactions, to make dividends and other payments in respect of its capital stock, to make capital expenditures, acquisitions, investments, loans, advances, optional payments and modifications to certain debt instruments, to engage in transactions with affiliates, to change its fiscal year or lines of business, and to restrict certain distributions from subsidiaries. The Destinations Facilities also will contain customary representations and warranties and events of default.



     The $335 million Promedia Facilities will include (a) a $210 million 6-year term loan facility, a $65 million 7-year term loan facility and a $60 million 8-year term loan facility, each to be fully drawn at closing, and (b) a $50 million 6-year revolving credit facility. All amounts will be loaned in their equivalent in Belgian francs. Chase has committed to provide up to $60 million of these facilities and agreed to use commercially reasonable efforts to syndicate the balance. Loans under the Promedia Facilities will be prepayable in amounts to be agreed upon and will be subject to mandatory prepayment in certain circumstances (i) upon the incurrence of certain indebtedness by ITT ISI and its subsidiaries (excluding those by Publimedia and its subsidiaries), (ii) upon the sale or disposition of certain assets by ITT ISI and its subsidiaries (excluding those by Publimedia and its subsidiaries) and (iii) in an amount equal to 75% of the excess cash flow of Promedia and its subsidiaries (excluding Publimedia and its subsidiaries). The Promedia Facilities will be guaranteed by ITT ISI and ITT World Directories. The Promedia Facilities will be secured by a security interest in certain tangible and intangible assets of ITT ISI and ITT World Directories and assets of Promedia as to which it is commercially reasonable to provide security based on the costs and legal difficulties of obtaining such a security interest in relation to the value of the security to be afforded thereby. The Promedia Facilities will contain (a) customary affirmative covenants, (b) financial covenants that will require Promedia to maintain certain financial ratios and (c) negative covenants that will limit the ability of Promedia to incur indebtedness, liens, pledges and guarantees, to consummate mergers, consolidations, liquidations, dissolutions and certain sales of assets, to enter certain leases and sale and leaseback transactions, to make dividends and other payments in respect of its capital stock, to make capital expenditures, acquisitions, investments, loans, advances, optional payments and modifications to certain debt instruments, to amend its charter or by-laws, to engage in transactions with affiliates, to change its fiscal year or lines of business, to restrict certain distributions from subsidiaries and joint ventures, to create new subsidiaries or joint ventures and to make certain restricted payments. The Promedia Facilities will contain customary representations and warranties and events of default.



     The $270 million Publimedia Facilities will include (a) a $120 million 6-year term loan facility, a $50 million 7-year term loan facility and a $50 million 8-year term loan facility, each to be fully drawn at closing, and (b) a $50 million 6-year revolving credit facility. All amounts will be loaned in their equivalent in Dutch guilders. Chase has committed to provide up to $40 million of these facilities and agreed to use commercially reasonable efforts to syndicate the balance. Loans under the Publimedia Facilities will be prepayable at any time and will be subject to mandatory prepayment in certain circumstances
(i) upon the incurrence of certain indebtedness, (ii) upon the sale or disposition of certain assets and (iii) in an amount equal to 75% of the excess cash flow of Publimedia and its subsidiaries. The Publimedia Credit Facilities will be secured by a security interest in 100% of the stock of Publimedia's direct and indirect subsidiaries. The Publimedia Facilities will contain (a) customary affirmative covenants, (b) financial covenants that will require Publimedia to maintain certain financial ratios and (c) negative covenants that will limit the ability of Publimedia to incur indebtedness, liens, pledges and guarantees, to consummate mergers, consolidations, liquidations, dissolutions and certain sales of assets, to enter certain leases and sale and leaseback transactions, to make dividends and other payments in respect of its capital stock, to make capital expenditures, acquisitions, investments, loans, advances, optional payments and modifications to certain debt instruments, to amend its charter or by-laws, to engage in transactions with affiliates, to change its fiscal year or lines of business, to restrict certain distributions from subsidiaries and joint ventures, to create new subsidiaries or joint ventures and to make certain restricted payments. The Publimedia Facilities will contain customary representations and warranties and events of default.



     The agreements and commitments of Chase and CSI with respect to the Destinations Facilities, the Promedia Facilities and the Publimedia Facilities are subject to certain conditions, including conditions relating to (a) material adverse conditions or changes in or affecting the business, operations, property or financial condition or prospects of the Company or Destinations, and their respective subsidiaries, taken as a whole, (b) the satisfaction of Chase and CSI with the structure and serviceability of the financings of the Company and its subsidiaries, (c) the disclosure of material and adverse information affecting the Company or Destinations, as the case may be, (d) material adverse litigation affecting the Comprehensive Plan or such credit facilities; provided that litigation or other similar proceedings seeking to challenge the Comprehensive Plan but which have not had the effect of enjoining any of or all the elements of the Comprehensive Plan shall not prevent the satisfaction of this condition,
(e) material disruptions or material adverse changes in financial, banking or capital market conditions, (f) competing offerings, placements or arrangements by or on behalf of the Company, (g) definitive documentation and (h) certain other customary conditions. The closings under each of the Destinations Credit Facilities, Promedia Credit Facilities and Publimedia Credit Facilities will be conditioned on the closings under the other two credit facilities.



     In addition to the Credit Facilities, the Company is currently contemplating additional debt financing pursuant to the issuance of debt securities by Promedia and Publimedia (the "Debt Securities"). The Debt Securities are expected to consist of (i) $320 million of ten-year notes to be issued by Promedia in two tranches, consisting of a $160 million U.S. dollar-denominated tranche and a DM 300 million Deutsche mark-denominated tranche, and (ii) $175 million of ten-year notes to be issued by Publimedia in a single tranche. The Debt Securities will be unsecured and subordinated and are expected to have covenants that are typical for high yield offerings.

     Upon the consummation of the Offer, the Debt Tender Offer, the repayment of other indebtedness and the Distributions, ITT ISI (which will consist of the Company and its first tier subsidiary, ITT World Directories, its second tier subsidiary, Promedia, its third tier subsidiary, Publimedia, and their respective subsidiaries) will be significantly more leveraged than the Company was prior to the consummation of such transactions and will have indebtedness that is substantial in relation to its stockholders' equity. As of June 30, 1997, on a pro forma basis after giving effect to the Offer, the Debt Tender Offer, the repayment of other indebtedness and the Distributions, ITT ISI would have had an aggregate of $1.275 billion of outstanding indebtedness. In addition, upon consummation of the Distributions, Destinations will also be significantly leveraged. As of June 30, 1997, on a pro forma basis after giving effect to the Offer, the Debt Tender Offer, the repayment of other indebtedness and the Distributions, Destinations would have had an aggregate of $4.2 billion of outstanding indebtedness.


     The high degree of leverage for ITT ISI and Destinations following the Distributions could have important consequences to each, including the following: (i) each company's ability to obtain additional financing on favorable terms may be impaired in the future; (ii) a substantial portion of each company's cash flow from operations will be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to such company for other purposes; (iii) each company may be more leveraged than some of its competitors, which may place such company at a competitive disadvantage; and (iv) each company's substantial degree of leverage may hinder such company's ability to adjust rapidly to changing market conditions and could make such company more vulnerable in the event of a downturn in general economic conditions or in its business.


     The ability of ITT ISI and its subsidiaries and Destinations to make scheduled payments or to refinance their respective obligations with respect to their indebtedness will depend on each company's financial and operating performance, which, in turn, is subject to prevailing economic conditions and to certain financial, business and other factors beyond their control. If the cash flow and capital resources of any of ITT ISI and its subsidiaries or Destinations following the Distributions are insufficient to fund its debt service obligations, such company may be forced to reduce or delay planned expansion and capital expenditures, sell assets, obtain additional equity capital or restructure its debt. Although management believes that the cash flow of each of ITT ISI and its subsidiaries and Destinations after the Distributions will be adequate to meet interest and principal payments, no assurances can be made that the operating results, cash flow and capital resources of ITT ISI and its subsidiaries and Destinations will be sufficient for payment of its respective indebtedness in the future.



     The Company expects that ITT ISI and Destinations may put in place permanent debt financing concurrently with or after the Distributions, which will involve the issuance of debt securities and the use of the proceeds thereof to repay indebtedness under the Credit Facilities. The Company also expects that ITT ISI will use the proceeds of the Strategic Investment, if consummated, primarily to reduce its indebtedness. The Company expects that Destinations would use the proceeds of any additional asset sales primarily to reduce its indebtedness.


11.  CERTAIN CONDITIONS OF THE OFFER

     Section 11 under "The Tender Offer" in the Offer to Purchase is amended and restated in its entirety as follows:

     Notwithstanding any other term or provision of the Offer, the Company will not be required to accept for payment or, subject to any applicable rules and regulations of the Commission, including Rule 14e-1(c) under the Exchange Act (relating to a bidder's obligation to pay for or return tendered securities promptly after the termination or withdrawal of such bidder's offer), to pay for any Shares not theretofore accepted for payment or paid for unless the Company shall be satisfied, in its reasonable discretion, that (i) all conditions to the consummation of the Destinations Distribution (other than in respect of the Offer) are satisfied, (ii) there exists no significant impediment, or material likelihood of a significant impediment, to the timely consummation of the Destinations Distribution on substantially the terms described herein and (iii) all material consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any governmental authority with jurisdiction in respect of the Company's gaming operations required or necessary in connection with the Offer or any other element of the Comprehensive Plan have been made or obtained and are in full force and effect. See Section 12 under "The Tender Offer" in the Offer to Purchase. Furthermore, notwithstanding any other term or provision of the Offer, the Company will not be required to accept for payment or, subject as aforesaid, to pay for any Shares not theretofore accepted for payment or paid for, and may terminate or amend the Offer if, at any time on or after July 16, 1997, and before the acceptance for payment of such Shares or the payment therefor, any of the following events or facts shall have occurred or exist:

          (a) other than the existing claims in litigation concerning the Hilton Transaction and the Company's declaratory judgment action, there shall be threatened, instituted or pending any action, proceeding, application or counterclaim by any government or governmental, regulatory or administrative authority, instrumentality or agency, domestic, foreign or supranational (each, a "Governmental Entity"), or by any other person, domestic or foreign, before any court or Governmental Entity, that (i)(A) challenges or seeks to, or is reasonably likely to, make illegal, delay or otherwise directly or indirectly restrain or prohibit, or seeks to, or is reasonably likely to, impose voting, procedural, price or other requirements, in addition to those required by Federal securities laws and the NGCL (each as in effect on the date of this Offer to Purchase), in connection with, the making of the Offer, the acceptance for payment of, or payment for, some of or all the Shares by the Company or any affiliate of the Company or the consummation of the Distributions or any other material element of the Comprehensive Plan on the terms contemplated hereby, (B) seeks to obtain material damages or (C) otherwise directly or indirectly relates to the transactions contemplated by the Offer, the Distributions or any other material element of the Comprehensive Plan, (ii) might otherwise materially adversely affect the Company or any of its subsidiaries or affiliates or the value of the Shares or (iii) could materially adversely affect the business, properties, assets, liabilities, capitalization, stockholders' equity, condition (financial or otherwise), operations, licenses or franchises, results of operations or prospects of the Company or any of its subsidiaries or affiliates or could materially impair the contemplated benefits to the Company of the Offer or the other elements of the Comprehensive Plan;

          (b) there shall be any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction proposed, enacted, enforced, promulgated, amended, issued or deemed applicable to (i) the Company or any of its subsidiaries or affiliates or (ii) the Offer, the Distributions or any other material element of the Comprehensive Plan, by any government, legislative body or court, domestic, foreign or supranational, or Governmental Entity, that might, directly or indirectly,
     (A) make the acceptance for payment of, or payment for, Shares illegal or otherwise restrict or prohibit consummation of the Offer or any other material element of the Comprehensive Plan, (B) delay or restrict the ability of the Company, or render the Company unable, to accept for payment, or pay for, Shares, (C) materially impair the contemplated benefits to the Company of the Offer or the other elements of the Comprehensive Plan, (D) change in any material respect the terms of the Distributions, the Offer or the Debt Tender Offer or any other element of the Comprehensive Plan, (E) delay or restrict the ability of the Company, or render the Company unable, to effect the Distributions or any other element of the Comprehensive Plan on the terms contemplated hereby, (F) materially impair in any way the contemplated future conduct of the business of the Company, ITT ISI, ITT Educational or Destinations or any of their respective subsidiaries or (G) result in any of the consequences referred to in clauses (i) through (iii) of paragraph (a) above;

          (c) any change shall have occurred or been threatened (or any condition, event or development shall have occurred or been threatened involving a prospective change) in the business, properties, assets, liabilities, capitalization, stockholders' equity, condition (financial or otherwise), operations, licenses or franchises, results of operations or prospects of the Company or any of its subsidiaries or affiliates that is or may be materially adverse to the Company or any of its subsidiaries or affiliates;

          (d) there shall have occurred or been threatened (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States (other than any coordinated trading halt triggered solely by a specified decrease in a market index), (ii) any extraordinary or material adverse change in the financial markets or major stock exchange indices in the United States or abroad or in the market price of Shares, (iii) any change in the general political, market, economic or financial conditions in the United States or abroad that could, in the judgment of the Company, have a material adverse effect upon the business, properties, assets, liabilities, capitalization, stockholders' equity, condition (financial or otherwise), operations, licenses or franchises, results of operations or prospects of the Company or any of its subsidiaries or the trading in, or value of, the Shares, (iv) any material change in United States currency exchange rates or any other currency exchange rates or a suspension of, or limitation on, the markets therefor, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) any limitation (whether or not mandatory) by any government, domestic, foreign or supranational, or Governmental Entity on, or other event that might affect, the extension of credit by banks or other lending institutions,
     (vii) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or (viii) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

          (e) (i) a tender or exchange offer for any Shares, or a solicitation of proxies from the Company's stockholders with respect or related to any proposal for a merger, acquisition or other business combination or acquisition of a material amount of assets involving the Company, shall have been made or publicly proposed to be made by any person (other than Hilton), (ii) any of the Hilton nominees shall have been elected to the Board of Directors of the Company, (iii) Hilton shall have amended or publicly disclosed an intention to amend the Hilton Offer in any material respect (other than an amendment which terminates the Hilton Offer without the purchase of any Shares thereunder) or (iv) it shall have been publicly disclosed or the Company shall have otherwise learned that (A) any person, entity or "group" (within the meaning of Section 13(d)(3) of the Exchange
     Act) shall have proposed to acquire (other than Hilton's proposal to acquire Shares pursuant to the Hilton Offer as in effect on the date of this Offer to Purchase), or any person, entity or "group" (including Hilton or any of its affiliates) shall have acquired, beneficial ownership of more than five percent of the outstanding Shares, through the acquisition of stock, the formation of a group or otherwise (other than a person, entity or group which had publicly disclosed such ownership in a Schedule 13D or
     Schedule 13G (or an amendment thereto) on file with the Commission prior to July 16, 1997), (B) any such person, entity or group that prior to July 16, 1997, had filed such a Schedule 13G or 13D with the Commission has acquired or proposes to acquire, through the acquisition of stock, the formation of a group or otherwise, beneficial ownership of one percent or more of the Shares or (C) any person (other than Hilton) shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (or amended a prior filing to increase the applicable filing threshold set forth therein) or made a public announcement reflecting an intent to acquire the Company or any assets or subsidiaries of the Company;

          (f) the Company shall be unable for any reason to effect borrowings under the Credit Facilities, or obtain alternative sources of financing on acceptable terms, sufficient to purchase 30,000,000 Shares pursuant to the Offer and finance the Debt Tender Offer and the repayment of other indebtedness as contemplated by the Comprehensive Plan;

          (g) the Company shall have entered into a definitive agreement or an agreement in principle with any person with respect to a merger, other business combination or acquisition proposal, dispositions of assets other than in the ordinary course or pursuant to the Comprehensive Plan, or the Board shall have approved any other transaction that, in any such case, in the opinion of the Company, makes the Offer or the Distributions inadvisable; or

          (h) all consents and approvals required to be obtained from any Federal or state governmental agency, authority or instrumentality in connection with each component of the Comprehensive Plan (other than in connection with the ITT Educational Distribution and including those described or referred to in Section 12 under "The Tender Offer" in the Offer to Purchase) shall not have been obtained or the Company shall have been advised, or otherwise shall have reason to believe, that any such consent or approval will be denied or substantially delayed, or will not be given other than upon terms or conditions which would, in the opinion of the Company, make it inadvisable to proceed with the Offer or any other element of the Comprehensive Plan;

such that, in the reasonable judgment of the Company in any such case, and regardless of the circumstances (including any action or inaction by the Company or any of its subsidiaries or affiliates) giving rise to any such condition, makes it inadvisable to proceed with the Offer and/or with such acceptance for payment or payment or with any material element of the Comprehensive Plan. THE COMPANY INTENDS TO TERMINATE THE OFFER IF HILTON OR ANY AFFILIATE OF HILTON ACQUIRES A MATERIAL NUMBER OF SHARES PURSUANT TO THE HILTON OFFER OR OTHERWISE OR IF ANY OF THE HILTON NOMINEES ARE ELECTED TO THE BOARD OF DIRECTORS OF THE COMPANY.

     The Company's plan to consummate the Destinations Distribution is subject to certain conditions, including (a) all necessary approvals of any governmental or regulatory bodies having been obtained, including approval by the gaming authorities of the states of Nevada, New Jersey and Mississippi, and by the Federal Communications Commission (see Section 12 under "The Tender Offer" in the Offer to Purchase), (b) all necessary consents of third parties having been obtained, (c) final action by the Board of Directors of the Company declaring the Destinations Distribution, (d) the satisfaction of all conditions to the Tender Offers (other than the conditions to the Distributions set forth in this paragraph), including the financing conditions, (e) the shares of Destinations common stock to be distributed in the Destinations Distribution having been approved for listing on the NYSE, subject to official notice of issuance, (f) Destinations' Registration Statement on Form 10 under the Exchange Act relating to Destinations common stock having become effective under the Exchange Act, (g) there not being in effect any statute, rule, regulation or order of any court, governmental or regulatory body which prohibits or makes illegal the transactions contemplated by the Comprehensive Plan and (h) the receipt by the Company of an opinion of counsel that the Destinations Distribution will be tax-free to the Company and its stockholders. The Destinations Distribution is not conditioned upon the completion of the Strategic Investment or the ITT Educational Distribution.

     The Board has retained discretion to abandon, defer or modify the Comprehensive Plan and each element of the Comprehensive Plan in light of changed circumstances. The Board, however, intends to pursue the Comprehensive Plan on the terms described herein if Hilton withdraws its interest in acquiring the Company. The conditions to any element of the Comprehensive Plan may be waived by the Board. However, the Board will not waive the requirement of receipt of an opinion of counsel that the Destinations Distribution will be tax-free to the Company and its stockholders. Accordingly, the terms of the Comprehensive Plan remain subject to modification, and there can be no assurance that the Comprehensive Plan will occur as described herein.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its reasonable discretion; provided, however, that the Exchange Act and the rules and regulations promulgated thereunder require that all conditions to the Offer, other than those relating to the receipt of certain necessary governmental approvals, must be satisfied or waived prior to the Expiration Date. The failure by the Company at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances and each such right will be deemed an ongoing right that may be asserted at any time and from time to time. Any determination by the Company concerning the events described in this section and any related judgment by the Company regarding the inadvisability of proceeding with the acceptance for payment or payment for any tendered Shares will be final and binding upon all parties.

                        *              *              *

     Except as expressly modified by this Supplement to the Offer to Purchase, the terms set forth in the Offer to Purchase and the related Letter of Transmittal remain applicable in all respects to the Offer and this Supplement to the Offer to Purchase should be read in conjunction with the Offer to Purchase and the Letter of Transmittal.

                                          ITT CORPORATION


August 27, 1997

                                                                         ANNEX A

                             ITT DESTINATIONS, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                                  AND SCHEDULE

                                                                                        PAGE
                                                                                        ----
Consolidated Income for the six months ended June 30, 1997 and 1996 (Unaudited).......  A-1
Consolidated Balance Sheet as of June 30, 1997 (Unaudited) and December 31, 1996......  A-2
Consolidated Cash Flow for the six months ended June 30, 1997 and 1996 (Unaudited)....  A-3
Notes To Financial Statements (Unaudited).............................................  A-4
Business Segment Information (Unaudited)..............................................  A-8

                             ITT DESTINATIONS, INC.



                              CONSOLIDATED INCOME


                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                  (UNAUDITED)



                                                                                    SIX
                                                                               MONTHS ENDED
                                                                                 JUNE 30,
                                                                             -----------------
                                                                              1997       1996
                                                                             ------     ------
Revenues...................................................................  $2,815     $2,740
Costs and expenses:
  Salaries, benefits and other operating...................................   2,129      2,060
  Selling, general and administrative......................................     335        334
  Restructuring charge.....................................................      58         --
  Depreciation and amortization............................................     134        114
                                                                             ------     ------
                                                                              2,656      2,508
                                                                             ------     ------
                                                                                159        232
Interest expense, net......................................................     (76)       (83)
Gain on sale of Alcatel Alsthom shares.....................................     183         --
Gain on sale of investment in Madison Square Garden........................     200         --
Miscellaneous income (expense), net........................................     (18)         9
                                                                             ------     ------
                                                                                448        158
Provision for income taxes.................................................    (189)       (70)
Minority equity............................................................      --         (2)
                                                                             ------     ------
Income from continuing operations..........................................     259         86
Discontinued operations....................................................      20         30
                                                                             ------     ------
Net income.................................................................  $  279     $  116
                                                                             ======     ======
Earnings per share:
  Income from continuing operations........................................  $ 2.19     $  .72
  Income from discontinued operations......................................     .18        .25
                                                                             ------     ------
  Net income...............................................................  $ 2.37     $  .97
                                                                             ======     ======
Weighted average common and common equivalent shares.......................     118        119
                                                                             ======     ======



The accompanying notes to financial statements are an integral part of the above statement.

                             ITT DESTINATIONS, INC.

                           CONSOLIDATED BALANCE SHEET
                    (IN MILLIONS, EXCEPT FOR SHARE AMOUNTS)

                                                                       JUNE 30,       DECEMBER 31,
                                                                         1997             1996
                                                                      -----------     ------------
                                                                      (UNAUDITED)
ASSETS
Current Assets:
  Cash and cash equivalents.........................................    $   312          $  205
  Marketable securities.............................................         --             599
  Accounts receivable, net..........................................        403             435
  Inventories.......................................................         56              58
  Prepaid expenses and other........................................        148             102
                                                                         ------          ------
          Total current assets......................................        919           1,399
Plant, property and equipment, net..................................      4,465           4,700
Investment in Madison Square Garden.................................         85             533
Other investments...................................................        349             386
Long-term receivables, net..........................................        210             178
Other assets........................................................        400             346
Goodwill, net.......................................................      1,290           1,323
Net assets held for sale............................................        339              --
Net assets of discontinued operations...............................         63              57
                                                                         ------          ------
                                                                        $ 8,120          $8,922
                                                                         ======          ======
LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
  Accounts payable..................................................    $   262          $  257
  Accrued expenses..................................................        484             451
  Notes payable and current maturities of long-term debt............        403             486
  Accrued taxes.....................................................        201             171
                                                                         ------          ------
          Total current liabilities.................................      1,350           1,365
Allocated debt of ITT...............................................      1,098           2,095
Other long-term debt................................................        691             798
Deferred income taxes...............................................        184             186
Other liabilities...................................................        438             378
Net liabilities of discontinued operations..........................        815             808
Minority interest...................................................        198             218
                                                                         ------          ------
                                                                          4,774           5,848
                                                                         ------          ------
Stockholders equity:
  Common stock: authorized 200,000,000 shares, no par or stated
     value, outstanding 116,528,691 and 116,366,176 shares,
     respectively...................................................      2,903           2,897
  Cumulative translation adjustment.................................        (77)             (2)
  Unrealized loss on securities.....................................         --             (62)
  Retained earnings.................................................        520             241
                                                                         ------          ------
     Total stockholders equity......................................      3,346           3,074
                                                                         ------          ------
                                                                        $ 8,120          $8,922
                                                                         ======          ======

The accompanying notes to financial statements are an integral part of the above statement.

                             ITT DESTINATIONS, INC.



                             CONSOLIDATED CASH FLOW


                                 (IN MILLIONS)


                                  (UNAUDITED)



                                                                                   SIX
                                                                              MONTHS ENDED
                                                                                JUNE 30,
                                                                            -----------------
                                                                             1997       1996
                                                                            -------     -----
OPERATING ACTIVITIES
Net income................................................................  $   279     $ 116
Discontinued operations...................................................      (20)      (30)
                                                                               ----      ----
  Income from continuing operations.......................................      259        86
Adjustments to income from continuing operations:
  Depreciation and amortization...........................................      134       114
  Provision for doubtful receivables......................................       19        17
  Gain on divestments -- pretax...........................................     (411)      (20)
Changes in working capital:
  Receivables.............................................................      (17)      (17)
  Inventories.............................................................       (2)       (7)
  Accounts payable........................................................      (22)      (37)
  Accrued expenses........................................................       41       (36)
Accrued and deferred taxes................................................       25         1
Other, net................................................................      (25)        7
                                                                               ----      ----
Cash from continuing operations...........................................        1       108
Cash (to)/from discontinued operations....................................      (23)       24
                                                                               ----      ----
  Cash (used for)/from operating activities...............................      (22)      132
                                                                               ----      ----
INVESTING ACTIVITIES
Additions to plant, property and equipment................................     (470)     (233)
Proceeds from divestments.................................................    1,597       219
Collection of Cablevision note receivable.................................      169        --
Acquisitions..............................................................      (29)      (75)
Other, net................................................................      (34)        7
                                                                               ----      ----
  Cash from/(used for) investing activities...............................    1,233       (82)
                                                                               ----      ----
FINANCING ACTIVITIES
Short-term debt, net......................................................       (8)       30
Long-term debt issued.....................................................       98       139
Long-term debt repaid.....................................................   (1,197)     (260)
Other, net................................................................        5        50
                                                                               ----      ----
  Cash used for financing activities......................................   (1,102)      (41)
                                                                               ----      ----
EXCHANGE RATE EFFECT ON CASH AND CASH EQUIVALENTS.........................       (2)        1
                                                                               ----      ----
Increase in cash and cash equivalents.....................................      107        10
Cash and cash equivalents -- Beginning of Period..........................      205       141
                                                                               ----      ----
CASH AND CASH EQUIVALENTS -- END OF PERIOD................................  $   312     $ 151
                                                                               ====      ====
Supplemental disclosures of cash flow information:
Cash paid during the year for:
  Interest................................................................  $    72     $  74
                                                                               ====      ====
  Income taxes............................................................  $   152     $  53
                                                                               ====      ====



The accompanying notes to financial statements are an integral part of the above statement.

                             ITT DESTINATIONS, INC.



                         NOTES TO FINANCIAL STATEMENTS


            (DOLLAR AMOUNTS ARE IN MILLIONS UNLESS OTHERWISE STATED)



COMPREHENSIVE PLAN



     At a July 15, 1997 meeting of the Board of Directors of ITT Corporation ("ITT"), the Board approved a comprehensive plan (the "Comprehensive Plan"), which is designed to enhance the value of the ongoing investment of stockholders as well as further the interests of ITT's employees, creditors, customers and the economies and communities in which ITT operates. The major elements of the Comprehensive Plan are:



          (i) A tender offer to repurchase up to 30 million shares (or approximately 25.7% of all the outstanding shares) of ITT's common stock from the public for a price per share of $70, net to the seller in cash (the "Stock Tender Offer"). ITT commenced the Stock Tender Offer on July 17, 1997 and the Stock Tender Offer is currently scheduled to expire at 5:00 p.m., New York City time, on Tuesday, September 9, 1997, unless extended;



          (ii) the pro rata distribution to stockholders of ITT of all the shares of common stock of ITT Destinations, Inc. (the "Company"), a new subsidiary that was formed to hold ITT's hotels and gaming business (the "Destinations Distribution");



          (iii) the pro rata distribution to stockholders of ITT of all the shares of common stock owned by ITT of ITT Educational Services, Inc. ("ITT Educational"), the subsidiary that operates ITT's post-secondary technical education business (the "ITT Educational Distribution" and, together with the Destinations Distribution, the "Distributions"); and



          (iv) the allocation of ITT's indebtedness between its hotels and gaming business and telephone directories publishing business in a manner that is appropriate for the credit capacity and capitalization requirements of each entity. In order to effect this allocation, ITT commenced a tender offer (the "Debt Tender Offer") for all of its outstanding public debt on August 11, 1997. The Debt Tender Offer is currently scheduled to expire at 5:00 p.m., New York City time, on Tuesday, September 9, 1997, unless extended.



     Consummation of the Comprehensive Plan is subject to receipt of certain regulatory and other approvals. Following the Distributions, ITT's only direct subsidiary will be ITT World Directories, Inc. ("ITT World Directories"), the subsidiary that operates ITT's telephone directories publishing business and it is expected that ITT will change its name to "ITT Information Services, Inc."



BASIS OF PRESENTATION



     The Company is one of the world's largest hotel and gaming companies. The Company's principal lines of business are hotels and gaming. The hotels segment is comprised of a worldwide hospitality network of over 420 full-service hotels serving three markets: luxury, upscale and mid-price. The Company's hotel operations are represented on every continent and in nearly every major world market. The Company's gaming operations are located in several key domestic jurisdictions. The Company also operates various hotel/casino ventures outside the United States.



     These financial statements represent the financial position, results of operations and cash flows of the Company as if it were a separate entity for all periods presented. ITT's historical basis in the assets and liabilities of the Company has been carried over and all majority-owned subsidiaries have been consolidated. All material intercompany transactions and balances have been eliminated.



INTERIM PERIOD FINANCIAL STATEMENTS



     The unaudited consolidated financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Company and it subsidiaries at

June 30, 1997 and their results of operations and cash flows for the six months ended June 30, 1997 and 1996. Interim results are not necessarily indicative of full year performance.



GAMING OPERATIONS



     Casino revenues represent the net win from gaming wins and losses. Revenues exclude the retail value of rooms, food, beverage, entertainment and other promotional allowances provided on a complimentary basis to customers. The estimated retail value of such promotional allowances was $75 and $83 for the six months ended June 30, 1997 and 1996, respectively. The estimated cost of such promotional allowances was $59 and $56 for the six months ended June 30, 1997 and 1996, respectively, and has been included in costs and expenses.



     Revenues and costs and expenses of the Gaming operations are comprised of the following:



                                                                                 SIX MONTHS
                                                                                    ENDED
                                                                                  JUNE 30,
                                                                                -------------
                                                                                1997     1996
                                                                                ----     ----
Revenues
  Gaming......................................................................  $473     $526
  Rooms.......................................................................    33       36
  Food and beverage...........................................................    36       39
  Other operations............................................................    53       54
                                                                                ----     ----
          Total...............................................................  $595     $655
                                                                                ====     ====

Cost and Expenses
  Gaming......................................................................  $296     $302
  Rooms.......................................................................    12       13
  Food and beverage...........................................................    34       35
  Other operations............................................................    28       25
  Selling, general and administrative.........................................    91      105
  Depreciation and amortization...............................................    41       39
  Provision for doubtful accounts.............................................    14       14
                                                                                ----     ----
          Total...............................................................  $516     $533
                                                                                ====     ====



DISCONTINUED OPERATIONS



     As more fully discussed in "Distributions and Basis of Presentation", the assets and liabilities of ITT World Directories and ITT Educational are included in Net Liabilities of Discontinued Operations and Net Assets of Discontinued Operations, respectively. Summary financial information of the discontinued operations is as follows:



ITT World Directories



Balance Sheet Data:



                                                               JUNE 30,       DECEMBER 31,
                                                                 1997             1996
                                                              -----------     ------------
                                                              (UNAUDITED)
        Total assets........................................    $   459         $    510
        Total liabilities...................................       (274)            (318)
        Allocated debt of ITT...............................     (1,000)          (1,000)
                                                                -------          -------
        Net liabilities of discontinued operations..........    $  (815)        $   (808)
                                                                =======          =======

Income Statement Data:



                                                                    SIX MONTHS ENDED
                                                                        JUNE 30,
                                                              ----------------------------
                                                                 1997             1996
                                                              -----------     ------------
                                                                      (UNAUDITED)
        Revenues............................................     $ 276            $291
                                                                   ===             ===
        Operating income....................................     $  83            $103
        Interest expense, net...............................        36              37
        Provision for income taxes..........................        19              26
        Minority equity.....................................        13              14
                                                                   ---             ---
        Income from discontinued operations.................     $  15            $ 26
                                                                   ===             ===



ITT Educational Services



Balance Sheet Data:



                                                               JUNE 30,       DECEMBER 31,
                                                                 1997             1996
                                                              -----------     ------------
                                                              (UNAUDITED)
        Total assets........................................     $ 138            $134
        Total liabilities...................................       (75)            (77)
                                                                  ----            ----
        Net assets of discontinued operations...............     $  62            $ 57
                                                                  ====            ====



Income Statement Data:



                                                                    SIX MONTHS ENDED
                                                                        JUNE 30,
                                                              ----------------------------
                                                                 1997             1996
                                                              -----------     ------------
                                                                      (UNAUDITED)
        Revenues............................................     $ 124            $109
                                                                   ===             ===
        Operating income....................................     $  10            $  7
        Interest income.....................................         2               2
        Miscellaneous expense, net..........................        --               1
        Provision for income taxes..........................         5               4
        Minority equity.....................................         2              --
                                                                   ---             ---
        Earnings from discontinued operations...............     $   5            $  4
                                                                   ===             ===



INVESTMENT IN MADISON SQUARE GARDEN



     On February 18, 1997, the Company received $169 as payment of the remaining amount necessary to equalize the partnership interests of Cablevision and ITT in MSG. On April 15, 1997, ITT entered into a Partnership Interest Transfer Agreement among ITT, ITT Eden Corporation, ITT MSG Inc., Cablevision, Rainbow Media Holdings Inc., Rainbow Garden Corp., Garden L.P. Holding Corp., MSG Eden Corporation and MSG (the "Partnership Interest Transfer Agreement"). Pursuant to the Partnership Interest Transfer Agreement, Cablevision paid ITT $500 in cash on June 17, 1997. ITT also has a "put" option to require Cablevision or MSG to purchase half of ITT's continuing interest in MSG for $75 on June 17, 1998 and the other half of this continuing interest for an additional $75 on June 17, 1999 (or, if the first option is not exercised the entire continuing interest for $150). In addition, pursuant to an Aircraft Contribution Agreement dated as of April 15, 1997, among Garden L.P. Holding Corp., MSG Eden Corporation, ITT MSG, Inc., ITT Flight Operations, Inc. and MSG, ITT has agreed to contribute to MSG an ITT-owned aircraft which MSG has used for the Knicks and the Rangers. In consideration of the aircraft contribution, Cablevision has agreed to add an additional $19 to the exercise price of each of ITT's "put" options. The Partnership Interest Transfer Agreement also includes a "call" option requiring ITT to sell its remaining stake in MSG on the third anniversary of the closing at fair market value, but not below a minimum price based on the "put" prices.



NEW ACCOUNTING PRONOUNCEMENT



     In March 1997, the Financial Accounting Standards Board issued SFAS No. 128 "Earnings per Share," which is effective for financial statements issued for periods ending after December 15, 1997, including interim periods; earlier application is not permitted. SFAS No. 128 requires replacement of primary and fully diluted earnings (loss) per share with basic and diluted earnings per share. The impact of SFAS No. 128 to the Company's current presentation is immaterial for all periods presented.



RECLASSIFICATIONS



     Certain amounts in the 1996 financial statements have been reclassified to conform to the current year presentation.



NET ASSETS HELD FOR SALE



     On April 29, 1997, ITT announced its intention to sell two of its Gaming properties: The Desert Inn Resort & Casino in Las Vegas, Nevada ("The Desert Inn"), and The Sheraton Casino in Tunica, Mississippi. For financial reporting purposes, the assets and liabilities attributable to these two properties have been classified in the Consolidated Balance Sheet as "Net assets held for sale".



     On August 1, 1997, ITT Sheraton Corporation entered into an agreement in principle with Davis Gaming, L.L.C. ("Davis Gaming"), a Delaware limited liability company owned by Marvin Davis, to form two 50/50 joint ventures to own The Desert Inn and the 34 acre parcel of land adjacent to The Desert Inn. The Desert Inn and the 34 acre parcel of land are currently owned by a subsidiary of ITT. Under the terms of the agreement in principle, ITT will receive $250 in cash, including a $150 cash payment from Davis Gaming and $100 from the proceeds of new debt issued by the Desert Inn joint venture. ITT, through its Caesars World, Inc. subsidiary, will manage The Desert Inn for a period of ten-years with an option to extend the management contract for an additional ten-year period. Over the next two years, the joint venture partners will consider the feasibility of developing a new hotel and casino on the 34 acre parcel. Should the decision be made to proceed, ITT will also manage the new property. At the insistence of Davis Gaming, the transaction documentation will include certain "change of control" provisions.



     This transaction, which is subject to the execution of definitive agreements, due diligence and certain other customary closing conditions, is expected to be completed by November 1, 1997. ITT's rights under the transaction will be retained by Destinations after the completion of the Distributions.



SALE OF WBIS+



     On May 12, 1997, ITT Dow Jones Television, a general partnership in which each of ITT and Dow Jones & Company Inc. ("Dow Jones") owns a 50% interest, agreed to sell the Federal Communications Commission license of WBIS+ Channel 31 in New York City, to Paxson Communications Corporation for a purchase price of approximately $258. This agreement is subject to the approval of the Federal Communications Commission, which is expected to be received in 1997. This transaction is expected to be completed by the end of 1997.

THE HILTON OFFER



     On January 31, 1997, Hilton Hotels Corporation ("Hilton") commenced a tender offer for approximately 50.1% of the outstanding shares of ITT's common stock (the "Hilton Tender Offer") at $55 per share, net to the seller in cash and without interest upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 31, 1997 and the related Letter of Transmittal. On August 7, 1997, Hilton amended the Hilton Tender Offer to increase the offered price to $70 per share. The Hilton Tender Offer has been extended to August 29, 1997.



     Hilton has announced that, if the Hilton Offer succeeds, it will obtain the entire equity interest in ITT by merging ITT with Hilton or a subsidiary of Hilton (such merger, together with the Hilton Tender Offer, the "Hilton Transaction") in a transaction pursuant to which all shares not tendered and purchased pursuant to the Hilton Tender Offer (other than shares owned by Hilton and its subsidiaries or held in ITT's treasury) would be converted into the right to receive a number of shares of Hilton common stock, par value $2.50 per share, having a nominal value of $70 per share, subject to unspecified collar provisions. The Hilton Transaction is more fully described in the Tender Offer Statement on Schedule 14D-1, and amendments thereto, filed by Hilton with the Securities and Exchange Commission.



                          BUSINESS SEGMENT INFORMATION


                                 (IN MILLIONS)


                                  (UNAUDITED)



                                                                 REVENUES             INCOME
                                                             -----------------     -------------
                                                                  SIX MONTHS ENDED JUNE 30,
                                                             -----------------------------------
                                                              1997       1996      1997     1996
                                                             ------     ------     ----     ----
Hotels.....................................................  $2,220     $2,086     $181     $158
Gaming.....................................................     514        533       98      117
                                                             ------     ------     ----     ----
  Ongoing Segments.........................................   2,734      2,619      279      275
Dispositions...............................................      81        121      (20)       6
                                                             ------     ------     ----     ----
  Total Segments...........................................   2,815      2,740      259      281
  Restructuring charge.....................................                         (58)      --
Other......................................................      --         --      (42)     (49)
                                                             ------     ------     ----     ----
                                                              2,815      2,740      159      232
Interest expense, net......................................                         (76)     (83)
Gain on sale of Alcatel Alsthom shares.....................                         183       --
Gain on sale of investment in Madison Square Garden........                         200       --
Miscellaneous expenses, net................................                         (18)       9
Provision for income taxes.................................                        (189)     (70)
Minority equity............................................                          --       (2)
                                                                                   ----     ----
Income from continuing operations..........................                         259       86
Discontinued operations....................................                          20       30
                                                             ------     ------     ----     ----
                                                             $2,815     $2,740     $279     $116
                                                             ======     ======     ====     ====

                                                                         ANNEX B
                                ITT CORPORATION
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                                  AND SCHEDULE

                                                                                      PAGE
                                                                                      -----
Consolidated Income for the six months ended June 30, 1997 and 1996 (Unaudited).....    B-1
Consolidated Balance Sheet as of June 30, 1997 (Unaudited) and December 31, 1996....    B-2
Consolidated Cash Flow for the six months ended June 30, 1997 and 1996
  (Unaudited).......................................................................    B-3
Notes to Financial Statements (Unaudited)...........................................    B-4

                                ITT CORPORATION



                              CONSOLIDATED INCOME


                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                  (UNAUDITED)



                                                                            SIX MONTHS ENDED
                                                                                JUNE 30,
                                                                           -------------------
                                                                           1997          1996
                                                                           -----         -----
Revenues.................................................................  $ 276         $ 291
Costs and expenses:
  Salaries, benefits and other operating.................................    143           138
  Selling, general and administrative....................................     42            42
  Depreciation and amortization..........................................      8             8
                                                                           ------        ------
                                                                             193           188
                                                                           ------        ------
                                                                              83           103
Interest expense.........................................................    (36)          (37)
                                                                              47            66
Provision for income taxes...............................................    (19)          (26)
                                                                           ------        ------
Minority equity..........................................................    (13)          (14)
Net income...............................................................  $  15         $  26
                                                                           ======        ======
Earnings per share.......................................................  $0.13         $0.21
                                                                           ======        ======
Weighted average common equivalent shares................................    118           119
                                                                           ======        ======



The accompanying notes to financial statements are an integral part of the above statement.

                                ITT CORPORATION



                           CONSOLIDATED BALANCE SHEET


                                 (IN MILLIONS)



                                                                       JUNE 30,       DECEMBER 31,
                                                                         1997             1996
                                                                      -----------     ------------
                                                                      (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.........................................    $    24          $   13
  Receivables, net..................................................        302             358
  Directories in progress...........................................         37              44
  Prepaid expenses and other........................................         11               5
                                                                         ------          ------
          Total current assets......................................        374             420
Plant, property and equipment, net..................................         25              27
Goodwill, net.......................................................         34              34
Long-term receivables, net..........................................          5               8
Other assets........................................................         21              21
                                                                         ------          ------
                                                                        $   459          $  510
                                                                         ======          ======
LIABILITIES AND STOCKHOLDERS DEFICIT
Current liabilities:
  Accounts payable..................................................    $    25          $   43
  Accrued expenses..................................................         87              93
  Notes payable.....................................................         27              46
  Accrued taxes.....................................................         58              57
                                                                         ------          ------
          Total current liabilities.................................        197             239
Deferred income taxes...............................................          9              10
Long-term debt......................................................      1,000           1,000
Other liabilities...................................................          8               8
Minority interest...................................................         60              61
                                                                         ------          ------
                                                                          1,274           1,318
                                                                         ------          ------
STOCKHOLDERS DEFICIT................................................       (815)           (808)
                                                                         ------          ------
                                                                        $   459          $  510
                                                                         ======          ======



The accompanying notes to financial statements are an integral part of the above statement.

                                ITT CORPORATION



                             CONSOLIDATED CASH FLOW


                                 (IN MILLIONS)


                                  (UNAUDITED)



                                                                           SIX MONTHS ENDED
                                                                               JUNE 30,
                                                                          -------------------
                                                                          1997           1996
                                                                          ----           ----
OPERATING ACTIVITIES
Net income..............................................................  $ 15           $ 26
Adjustments to net income:
  Depreciation and amortization.........................................     8              7
  Provision for doubtful receivables....................................     6              6
  Minority equity in net income.........................................    13             14
Changes in working capital:
  Receivables...........................................................    (6)            (1)
  Directories in progress...............................................     3             --
  Accounts payable......................................................   (21)           (29)
  Accrued expenses......................................................     2             (8)
Accrued and deferred taxes..............................................     3             17
Other, net..............................................................    (7)           (11)
                                                                          ----           ----
  Cash from operating activities........................................    16             21
                                                                          ----           ----
INVESTING ACTIVITIES
Additions to plant, property and equipment..............................    (4)            (3)
Other, net..............................................................    --             (1)
                                                                          ----           ----
  Cash used for investing activities....................................    (4)            (4)
                                                                          ----           ----
FINANCING ACTIVITIES
Short-term debt, net....................................................   (14)             8
Transfers from/(to) Destinations........................................    26            (21)
Other, net..............................................................   (12)             1
                                                                          ----           ----
  Cash used for financing activities....................................    --            (12)
                                                                          ----           ----
EXCHANGE RATE EFFECT ON CASH AND CASH EQUIVALENTS.......................    (1)            (2)
                                                                          ----           ----
Increase in cash and cash equivalents...................................    11              3
Cash and Cash Equivalents -- Beginning of Period........................    13             30
                                                                          ----           ----
CASH AND CASH EQUIVALENTS -- END OF PERIOD..............................  $ 24           $ 33
                                                                          ====           ====
Supplemental disclosures of cash flow information:
Cash paid during the period for:
  Interest..............................................................  $ 41           $ 41
                                                                          ====           ====
  Income taxes..........................................................  $ 36           $ 30
                                                                          ====           ====



The accompanying notes to financial statements are an integral part of the above statement.

                                ITT CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
            (DOLLAR AMOUNTS ARE IN MILLIONS UNLESS OTHERWISE STATED)

DISTRIBUTIONS AND BASIS OF PRESENTATION

     On July 15, 1997, the Board of Directors of ITT Corporation ("ITT") approved a plan to distribute (the "Distributions") to the holders of ITT's common stock all the outstanding shares of common stock of ITT Destinations, Inc. ("Destinations"), a newly formed company that will hold the hotels and gaming businesses of ITT, and all the shares representing its approximately 83% interest in ITT Educational Services, Inc. ("ITT Educational"), its publicly-traded postsecondary technical education business. After the Distributions, the shares of ITT (which is expected to be renamed ITT Information Services, Inc. and is herein referred to as the "Company") will represent its interest in its telephone directories publishing businesses.

     The Company publishes telephone directories -- alphabetical and classified -- and also publishes specialized directories. The Company's principal source of revenue in connection with its operations is advertisements published in its directories. Its principal publications are in Belgium, The Netherlands, Portugal, the Republic of South Africa, the Republic of Ireland, Puerto Rico and the United States Virgin Islands. The Company publishes in these jurisdictions either pursuant to a contract with the national telecommunications provider or as a proprietary directory in such jurisdiction.

     Prior to the Distributions, ITT intends to realign its existing indebtedness. As part of the debt realignment, certain debt of Destinations will be offered in exchange for certain issues of ITT debt. ITT will commence tender offers for all publicly held debt securities issued by ITT and repay certain other debt. These tender offers will be financed by a combination of new lines of credit of Destinations and the Company. Upon completion of the debt realignment, the Company will have responsibility for approximately $1.0 billion of debt, subject to certain adjustments and Destinations will have responsibility for the remaining indebtedness of ITT.

     The accompanying consolidated financial statements, which include the accounts of the Company and its wholly and majority owned directory publishing subsidiaries, present the financial position, results of operations and cash flows of the Company in a manner that accounts for the Distributions as if the Company was spun-off by Destinations. Consequently, the accompanying financial statements present the historical basis in the operations of the Company, after adjustment for certain indebtedness not allocated to Destinations. All material intercompany transactions and balances have been eliminated. Investments in affiliated companies, owned more than 20%, but not in excess of 50%, are recorded on the equity method.

INTERIM PERIOD FINANCIAL STATEMENTS

     The unaudited consolidated financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Company at June 30, 1997 and their results of operations and cash flows for the six months ended June 30, 1997 and 1996. Interim results are not necessarily indicative of full year performances.

EARNINGS PER SHARE

     Earnings per share were computed based upon the number of ITT common and common equivalent shares which were outstanding on June 30, 1997.

SUBSEQUENT EVENT

     On July 15, 1997, the Company entered into a definitive agreement with an investor to purchase approximately 32.9% of the outstanding Common Stock of the Company and warrants to purchase Shares representing an additional 13.7% of the outstanding Common Stock of the Company for aggregate consideration of $225. The warrants will have a ten year term and permit the investor to buy Common Stock of the Company at a 50% premium to the investor's initial purchase price. Consummation of this transaction is subject to certain conditions including, among other things, approval of the Company's stockholders following the Distributions.

     In addition, on July 15, 1997, the Company purchased for $254 the 20% minority interest in ITT World Directories, Inc., which will be the only direct subsidiary of the Company after the Distributions, bringing its ownership of ITT World Directories, Inc. to 100%.

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal, certificates for Shares and any other required documents should be sent or delivered by each stockholder of the Company or such stockholder's broker, dealer, bank, trust company or other nominee to the Depositary at one of its addresses set forth below. THERE ARE NO PROCEDURES FOR GUARANTEED DELIVERY OF SHARES IN THE OFFER.

                        The Depositary for the Offer is:

                                 CITIBANK, N.A.
                                 (800) 422-2077

         By Mail:                    By Carrier:             By Facsimile Transmission:           By Hand:
      CITICORP DATA                 CITICORP DATA                  (201) 262-3240              CITIBANK, N.A.
    DISTRIBUTION, INC.            DISTRIBUTION, INC.                                           111 Wall Street
      P.O. Box 7072                404 Sette Drive                                             Broker Services
Paramus, New Jersey 07653     Paramus, New Jersey 07652                                           5th Floor
                                                                                             New York, New York

     Questions and requests for assistance or for additional copies of this Supplement to the Offer to Purchase, the Offer to Purchase and the Letter of Transmittal may be directed to the Information Agent or the Dealer Managers at their respective telephone numbers and locations listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the Offer is:

                           [GEORGESON & COMPANY LOGO]
                               Wall Street Plaza
                            New York, New York 10005

                        Banks and Brokers Call Collect:
                                 (212) 440-9800

                                       or

                           All Others Call Toll Free:
                                 (800) 223-2064

                     The Dealer Managers for the Offer are:

                    GOLDMAN, SACHS & CO.                                            LAZARD FRERES & CO. LLC
                       85 Broad Street                                               30 Rockefeller Plaza
                  New York, New York 10004                                         New York, New York 10020
                       (800) 323-5678                                                   (212) 632-6717


August 27, 1997